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Exhibit 5.1

December 16, 2016

Board of Directors
Asterias Biotherapeutics, Inc.
6300 Dumbarton Circle
Fremont, CA 94555

Re:  Asterias Biotherapeutics, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Asterias Biotherapeutics, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the issuance and sale from time to time pursuant to Rule 415(a)(1)(x), promulgated under the Securities Act, of securities (collectively, the “Securities”) with an aggregate public offering price of $75,000,000 on a Registration Statement on Form S-3 (as it may be amended, the “Registration Statement”) being filed on the date hereof by the Company with the U.S. Securities and Exchange Commission (the “Commission”), with such Securities consisting of: (i) shares of preferred stock, par value $0.0001 per share, of the Company (the “Preferred Stock”), (ii) shares of Series A Common Stock, par value $0.0001 per share, of the Company (the “Series A Shares”); and (iii) warrants to purchase shares of Preferred Stock or Series A Shares (the “Warrants”).

We are delivering this opinion to you in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated by the Commission.

In connection with rendering this opinion, we have examined originals, certified copies or copies otherwise identified as being true copies of the following:

(a)          the Registration Statement;

(b)          the Amended and Restated Certificate of Incorporation of the Company, (the “Certificate of Incorporation”);

(c)          the By-Laws of the Company, as amended (as so amended, the “By-Laws”);

(d)          corporate proceedings of the Company relating to its proposed issuance of the Securities; and

(e)          such other instruments and documents as we have deemed relevant or necessary in connection with our opinions set forth herein.

Asterias Biotherapeutics, Inc. December 16, 2016 Page 2	Salans FMC SNR Denton dentons.com

In making the aforesaid examinations, we have assumed the genuineness and authenticity of all documents examined by us and all signatures therein and the conformity to originals of all copies of all documents examined by us. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by it to date.

Based on and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

(1)          When (i) the Registration Statement has become effective under the Securities Act and (ii) an issuance of the Series A Shares has been duly authorized by the Company and, upon issuance and delivery of certificates for the Series A Shares against payment therefor in accordance with the terms of such corporate proceeding taken by the Company and any applicable underwriting agreement or purchase agreement, and as contemplated by the Registration Statement and/or the applicable prospectus supplement, or upon the exercise of any Warrants to purchase Series A Shares in accordance with the terms thereof, or conversion or exchange of Preferred Stock that, by its terms, is convertible into or exchangeable for Series A Shares, and receipt by the Company of any additional consideration payable upon such conversion, exchange or exercise, as applicable, the Series A Shares represented by such certificates will be validly issued, fully paid and nonassessable.

(2)          When (i) the Registration Statement has become effective under the Securities Act, (ii) a series of Preferred Stock has been duly authorized and established by the Company in accordance with the terms of the Certificate of Incorporation, the By-Laws and applicable law, (iii) one or more appropriate Certificate or Certificates of Designation has or have been filed with the Secretary of State of the State of Delaware and (iv) the issuance of such series of Preferred Stock has been appropriately authorized by the Company and, upon issuance and delivery of certificates for such series of Preferred Stock against payment therefor in accordance with the terms of such corporate proceeding taken by the Company and any applicable underwriting agreement or purchase agreement, and as contemplated by the Registration Statement and/or the applicable prospectus supplement, or upon the exercise of any Warrants to purchase such series of Preferred Stock in accordance with the terms thereof, and receipt by the Company of any additional consideration payable upon such exercise, such series of Preferred Stock represented by such certificates will be validly issued, fully paid and nonassessable.

(3)          When (i) the Registration Statement has become effective under the Securities Act, (ii) the Warrants and, if applicable, a warrant agreement conforming to the description thereof in the Registration Statement and/or the applicable prospectus supplement have been duly authorized by the Company and any such warrant agreement has been duly executed and delivered by the Company and the warrant agent named therein and (iii) Warrants conforming to the requirements of any related warrant agreement have been duly authenticated by the applicable warrant agent and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such corporate proceeding taken by the Company, any applicable underwriting agreement or purchase agreement and any applicable warrant agreement, and as contemplated by the Registration Statement and/or the applicable prospectus supplement, the Warrants will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms.

Asterias Biotherapeutics, Inc. December 16, 2016 Page 3	Salans FMC SNR Denton dentons.com

The Company has informed us that it intends to issue Securities from time to time on a delayed or continuous basis. The opinions set forth above are limited to applicable laws as in effect on the date hereof. Prior to issuing any Securities pursuant to the Registration Statement (i) the Company will advise us in writing of the terms thereof, and (ii) the Company will afford us an opportunity to review the documents pursuant to which such Securities are to be issued or sold (including the applicable offering documents) and the Company will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

We express no opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware (including the Delaware General Corporation Law and applicable provisions of the Delaware constitution, as well as reported judicial decisions interpreting the same, but excluding local laws), the federal laws of the United States of America and with respect to the opinion set forth in paragraph 3 above, the laws of the State of New York.

We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. We do not, by giving such consent, admit that we are within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Dentons US LLP